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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2004 relating to the financial statements, which appears in the 2004 Annual Report to Shareholders of Baldwin Technology Company, Inc. ("Baldwin"), which is incorporated by reference in Baldwin's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the incorporation by reference of our report dated September 28, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

Stamford, CT
December 10, 2004